EXHIBIT 23.2

CONSENT

OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Premier Holding  Corporation, on Form S-1/A to be filed this date with the Securities and Exchange Commission our report for the year ended December 31, 2009, on the financial statements of Premier Holding Corporation, which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Form S-1 for the period then ended.

/s/ Gruber & Co., LLC

________________________

GRUBER & CO., LLC

Lake St. Louis, MO

July 21, 2011